UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report:  October 28, 2013
(Date of earliest event reported:  October 24, 2013)

Revlon, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	1-11178	13-3662955
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Park Avenue New York, New York	10017
(Address of Principal Executive Offices)	(Zip Code)

(212) 527-4000
(Registrant’s telephone number, including area code)

None
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 8, 2013, Revlon, Inc. (the “Company”) consummated the mandatory redemption for cash of all of the outstanding shares of its Series A Preferred Stock, par value $0.01 per share (the “Series A Preferred Stock”), in accordance with the Certificate of Designation of Series A Preferred Stock of Revlon, Inc., which the Company filed with the Secretary of State of the State of Delaware on October 8, 2009 (the “Certificate of Designation”).

Following the Company’s mandatory redemption of the Series A Preferred Stock, the Company filed a Certificate of Elimination of Series A Preferred Stock of Revlon, Inc. with the Secretary of State of the State of Delaware on October 24, 2013 (the “Certificate of Elimination”). The Certificate of Elimination, which was effective upon filing, eliminated from the Restated Certificate of Incorporation of Revlon, Inc. all matters set forth therein with respect to the Series A Preferred Stock. No shares of the Series A Preferred Stock were issued or outstanding at the time of filing of the Certificate of Elimination and no shares of Series A Preferred Stock will be issued pursuant to the Certificate of Designation. A copy of the Certificate of Elimination is attached hereto as Exhibit 3.1 and is incorporated by reference into this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Preferred Stock of Revlon, Inc., dated October 24, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REVLON, INC.

	By:	/s/ Lauren Goldberg
Lauren Goldberg
Executive Vice President and General Counsel

Date: October 28, 2013

EXHIBIT INDEX

Exhibit No.	Description

3.1	Certificate of Elimination of Series A Preferred Stock of Revlon, Inc., dated October 24, 2013.

2